Exhibit 5.1

July 19, 2013

Barclays Bank PLC,

1 Churchill Place,

London E14 5HP,

United Kingdom.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an unspecified aggregate initial offering price or number of (i) debt securities, which may be senior obligations (the “Senior Debt Securities”) or subordinated obligations having a stated maturity (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of Barclays Bank PLC, an English public limited company (the “Bank”), (ii) warrants (“Warrants”) of the Bank and (iii) preference shares (“Preference Shares”, and together with the Debt Securities and Warrants, the “Securities”) of the Bank, which Preference Shares may be represented by American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement, dated as of April 25, 2006 (the “Deposit Agreement”), among the Bank, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of ADRs issued

Barclays Bank PLC	-2-

thereunder, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) When the Registration Statement on Form F-3 (the “Registration Statement”) has become effective under the Act, the indenture relating to the Dated Subordinated Debt Securities (in the case of the Dated Subordinated Debt Securities) has been duly authorized, executed and delivered in substantially the form filed as Exhibit 4.2 to the Registration Statement, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the respective indenture relating to such series of Debt Securities (the “Applicable Debt Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Debt Securities have been duly executed and authenticated in accordance with the Applicable Debt Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Bank, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting

Barclays Bank PLC	-3-

creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to the subordination provisions of the Dated Subordinated Debt Securities, which are governed by English law.

(2) With respect to Warrants to be issued under a warrant indenture in substantially the form filed as Exhibit 4.3 to the Registration Statement (“Warrant Indenture”), when the Registration Statement has become effective under the Act, the Warrant Indenture has been duly authorized, executed and delivered, the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and such Warrants have been duly executed and authenticated in accordance with the Warrant Indenture and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Bank, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Barclays Bank PLC	-4-

(3) With respect to Warrants to be issued under a warrant agreement between the Bank and a warrant agent to be named therein, in substantially the form filed as Exhibit 4.4 to the Registration Statement (“Warrant Agreement”), when the Registration Statement has become effective under the Act, the Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Bank, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and such Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Bank, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraph (1) above, we have with your approval assumed that the Senior Debt Indenture, dated September 16, 2004, between the Bank and The Bank of New York Mellon, as Trustee (i) has been duly authorized in accordance with the laws of England and Wales, (ii) has been duly executed

Barclays Bank PLC	-5-

and delivered insofar as the laws of England and Wales are concerned and (iii) has been duly authorized, executed and delivered by the Trustee thereunder, assumptions that we have not independently verified.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or composite currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or composite currency unit in which a particular Security is denominated into United States dollars will depend on various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of the entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For the purposes of our opinion, we have assumed that the Bank has been duly incorporated and is an existing public limited company under the laws of England and Wales. With respect to all matters of English law, we note that

Barclays Bank PLC	-6-

you are being provided with the opinion, dated the date hereof, of Clifford Chance LLP. Also, with your approval we have relied as to certain factual matters on information obtained from public officials, officers of the Bank and other sources believed by us to be responsible and we have assumed that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Bank or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP